INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, DC

We consent to the use in this Registration Statement of Signature Leisure, Inc. on Form SB-2 of our report dated March 22, 2005, appearing in the Prospectus.


/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP
Denver, Colorado
December 6, 2005